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                                                        EXHIBIT 5
                         Friday, Eldredge & Clark
        A Partnership of Individuals and Professional Associations
                             Attorneys at Law
                   400 West Capitol Avenue, Suite 2000
                    Little Rock, Arkansas  72201-3493
                         Telephone 501-376-2011



                               May 1, 1998



Dillard's, Inc.
1600 Cantrell Road
Little Rock, Arkansas  72201

Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about the date hereof by Dillard's, Inc. (the "Company"), for the registration under the Securities Act of 1933, as amended, of up to $300,000,000 principal amount of its debt securities (the "Debt Securities") and for the qualification under the Trust Indenture Act of 1939, as amended, of an Indenture, as heretofore supplemented (such Indenture, as supplemented, is hereinafter referred to as the "Indenture"), under which the Debt Securities are to be issued.

     It is our opinion that all action necessary to make valid the proposed issuance and sale by the Company of the Debt Securities to the purchasers thereof will have been taken when:

     a. The Registration Statement shall have become effective in accordance with the applicable provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended;

     b. Appropriate action shall have been taken by the Board of Directors of the Company, or the Executive Committee thereof, for the purpose of authorizing the consummation of the issuance and sale of the Debt Securities;

     c. The Indenture under which the Debt Securities are to be issued shall have been appropriately executed and delivered; and

     d. The Debt Securities shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     It is our further opinion that when the foregoing steps have been taken the Debt Securities will be legal, valid and binding obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of mortgages or other creditors' rights. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Debt Securities by underwriters.

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     We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                              Very truly yours,



                              FRIDAY, ELDREDGE & CLARK

JCR/bb

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